SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 12, 2011

OPTIONABLE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51837	52-2219407
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

55 St. Marks Place, Suite 4
New York, NY 10003
(Address of principal executive offices)

(914) 773-1100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 15, 2011, Kevin Cassidy, a former Chief Executive Officer of Optionable, Inc. (the “Company”), plead guilty to conspiracy in violation of Title 18, United States Code, Section 371, in the matter United States of America v. Kevin Cassidy (08 Cr. 1101 (TPG)) before the United States District Court for the Southern District of New York.

As previously disclosed, the Company is defending itself in the following cases pending in the United States District Court for the Southern District of New York:  (i) Commodity Futures Trading Commission v. Cassidy, et al., (ii) CMEG NYMEX Inc. v. Optionable, Inc., et al. and (iii) Bank of Montreal v. Optionable, Inc., et al. (the “BMO Matter”).  The Company intends to continue to vigorously defend itself in these actions.

Also as previously disclosed, on December 9, 2009, Scott Connor, a co-defendant in the BMO Matter, filed cross-claims against the Company.  Mr. Connor claimed rights to indemnity and contribution from the Company for any liability he may have to Bank of Montreal.  He also brought claims of breach of contract, quantum meruit, and unjust enrichment, on the basis of an allegation that the Company failed to pay him the full amount of salary and commissions that was due to him for 2007 (the “Disputed Claims”).  The Company filed a motion to dismiss the Disputed Claims on November 15, 2010.  Pursuant to a Memorandum Decision and Order dated August 12, 2011, the United States District Court for the Southern District of New York granted the Company’s motion to dismiss the Disputed Claims.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIONABLE, INC.

	By:	/s/ Brad P. O’Sullivan
Brad P. O’Sullivan
Chief Executive Officer
Date: August 17, 2011